FILED PURSUANT TO RULE 424(b)(3)
                                                     REGISTRATION NO. 333-113624


                                   SUPPLEMENT
                                       TO
                                   PROSPECTUS
                                       OF
                            FIDELITY FEDERAL BANCORP
                              Dated March 30, 2004

     This Supplement is being furnished to prospective investors of Fidelity Federal Bancorp (the "Company") as a supplement to the Prospectus, dated March 30, 2004 (the "Prospectus"), relating to the offering of up to 1,381,215 shares of common stock of the Company to persons who own shares of the Company's common stock as of the close of business on March 1, 2004.

     This Supplement replaces and supersedes certain information contained in the Prospectus. Specifically, the cautionary statement immediately following the Table of Contents which reads as follows:

               "TO CALIFORNIA RESIDENTS ONLY: The exemption afforded by Corporations Code Section 25104(h) has been withheld by the Department of Corporations."

should be deleted in its entirety. The exemption afforded by the California Corporations Code Section 25104(h) has not been withheld by the Department of Corporations.



            The date of this Prospectus Supplement is April 28, 2004